EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Pamrapo Savings Bank, S.L.A. 401(k) Savings Plan

We consent to the inclusion in this Registration Statement on Form S-8 of our report dated
December 30, 2011, appearing in this Annual Report on Form 11-K for Pamrapo Savings Bank, S.L.A. 401 (k) Savings Plan for the year ended December 31, 2010.

/s/ Demetrius & Company, L.L.C.

Wayne, New Jersey
December 30, 2011